UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2018

TERADATA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33458	75-3236470
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

10000 Innovation Drive

Dayton, Ohio 45342

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (866) 548-8348

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement

On June 11, 2018, Teradata Corporation (“Teradata”) refinanced its existing revolving credit facility and term loan into new credit facilities as follows:

Revolving Credit Agreement. Teradata entered into a Revolving Credit Agreement with Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, JPMorgan Chase Bank, N.A., as an L/C Issuer and Syndication Agent, and Citibank, N.A., MUFG Bank, LTD., U.S. Bank National Association, and Wells Fargo Bank, National Association, as Co-Documentation Agents and the other lenders party thereto (the “Revolving Credit Agreement”).

The Revolving Credit Agreement provides that Teradata may borrow, during the five-year term of the agreement, on a revolving credit basis, up to a maximum amount outstanding at any time of $400 million. In addition, under the terms of the Revolving Credit Agreement, Teradata from time to time and subject to certain conditions may increase the lending commitments under the Revolving Credit Agreement in an aggregate principal amount up to an additional $200 million, to the extent that existing or new lenders agree to provide such additional commitments. All outstanding amounts under the Revolving Credit Agreement are due and payable on June 11, 2023, unless extended by agreement of the parties for up to two additional one-year periods. The Revolving Credit Agreement replaces a similar revolving credit agreement in the maximum principal amount of $400 million entered into by Teradata in 2015, which was terminated effective with the execution of the new Revolving Credit Agreement.

The outstanding principal amount of the Revolving Credit Agreement bears interest at a floating rate based upon, at Teradata’s option, a negotiated base rate or a Eurodollar rate plus, in each case, a margin based on Teradata’s leverage ratio.

Borrowings under the Revolving Credit Agreement are unsecured, but are guaranteed by certain of Teradata’s material domestic subsidiaries. The Revolving Credit Agreement contains customary representations and warranties, default provisions and affirmative and negative covenants including, among others, covenants regarding the maintenance of certain financial ratios, covenants relating to financial reporting, compliance with laws, subsidiary indebtedness, limitations on liens, sale and leaseback transactions, sales of assets, mergers and other fundamental changes involving the company, asset sales, entry into certain restrictive agreements and investments.

Teradata has other relationships with the parties to the Revolving Credit Agreement, each of which also is a lender to Teradata with respect to the term loan described below.

The foregoing description of the Revolving Credit Agreement is not complete and is subject to and qualified in its entirety by reference to the Revolving Credit Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Term Loan Agreement. Teradata also entered into a Term Loan Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Citibank, N.A., MUFG Bank, LTD., U.S. Bank National Association, and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the other lenders party thereto (the “Term Loan Agreement”) under which the lenders made an unsecured term loan to Teradata in the principal amount of $500 million. Proceeds from the term loan plus additional cash on hand were used to repay the remaining balance of an existing term loan in the amount of $525 million. Under the terms of the Term Loan Agreement, Teradata is entitled, on one or more occasions prior to the maturity of the loan, subject to the satisfaction of certain conditions, to request additional term loans under the Term Loan Agreement in the aggregate principal amount of up to $300 million, to the extent that existing or new lenders agree to provide such additional term loans.

The term loan is payable in quarterly installments, commencing on June 30, 2019 (with 1.25% of the initial principal amount due on each of the first eight payment dates; 2.50% of the initial principal amount due on each of the next four payment dates; and 5.0% of the initial principal amount due on each of the next three payment dates) with all remaining principal due on June 11, 2023. The outstanding principal amount of the Term Loan Agreement bears interest at a floating rate based upon, at Teradata’s option, a negotiated base rate or a Eurodollar rate plus, in each case, a margin based on the leverage ratio of Teradata.

Certain of Teradata’s material domestic subsidiaries have guaranteed the obligations of Teradata under the Term Loan Agreement.

The Term Loan Agreement contains customary representations and warranties, default provisions and affirmative and negative covenants including, among others, covenants regarding the maintenance of certain financial ratios, covenants relating to financial reporting, compliance with laws, subsidiary indebtedness, limitations on liens, sale and leaseback transactions, sales of assets, mergers and other fundamental changes involving the company, asset sales, entry into certain restrictive agreements and investments.

The foregoing description of the Term Loan Agreement is not complete and is subject to and qualified in its entirety by reference to the Term Loan Agreement, which is attached as Exhibit 1.2 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, on June 12, 2018, Teradata executed a five-year interest rate swap with a $500 million initial notional amount in order to hedge the floating rate interest on the above-described term loan. The notional amount of the hedge will step-down according to the amortization schedule of the term loan. As a result of the swap, Teradata’s fixed rate on the term loan equals 2.86%, plus the applicable leverage-based margin as defined in the Term Loan agreement. As of the execution date, the all-in fixed rate is 4.36%, versus the all-in floating rate of 3.55%.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

1.1	Revolving Credit Agreement dated as of June 11, 2018 among Teradata Corporation, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Citibank, N.A., MUFG Bank, LTD., U.S. Bank National Association, and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the other lenders party thereto.

1.2	Term Loan Agreement dated as of June 11, 2018 among Teradata Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, Citibank, N.A., MUFG Bank, LTD., U.S. Bank National Association, and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADATA CORPORATION

Date: June 13, 2018	By:	/s/ Mark A. Culhane
Mark A. Culhane
Executive Vice President and Chief Financial Officer